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                                                                   EXHIBIT 10.83

                     CHANGE IN CONTROL EMPLOYMENT AGREEMENT

         AGREEMENT by and between Healthaxis, Ltd., a Texas limited partnership (the "Company") and an indirect wholly owned subsidiary of HealthAxis Inc., a Pennsylvania corporation (the "Parent"), and Aaron Garinger (the "Executive"), dated as of the 25th day of February, 2004.

         The Board of Managers of Healthaxis Managing Partner, LLC, the general partner of the Company (the "Managers"), has determined that it is in the best interests of the Company and its partners to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below). The Managers believe it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide the Executive with compensation and benefits arrangements upon a Change in Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Managers, at the direction and with the approval of the Board of Directors of the Parent, have caused the Company to enter into this Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Certain Definitions.

                  (a) The "Effective Date" shall mean the first date during the Change in Control Period (as defined in Section 1(b)) on which a Change in Control (as defined in
                           Section 1(d)) occurs. Anything in this Agreement to the contrary notwithstanding, the "Effective Date" shall mean the date immediately prior to the date of the Executive's termination of employment, if such termination occurs either (i) within six (6) months prior to a Change in Control; or (ii) prior to a Change in Control and reasonably demonstrated by the Executive to be at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or otherwise arising in connection with or anticipation of a Change in Control.

                  (b) The "Change in Control Period" shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof, provided, however, that commencing January 1, 2005, and on January 1 of each year thereafter (such date and each January 1st thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change in Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60



CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 1
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                           days prior to the Renewal Date the Company shall give
                           notice to the Executive that the Change in Control Period shall not be so extended.

                  (c) "Subsidiary" shall mean any corporation or other entity taxable as a corporation under Section 7701(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code") that is a member of the "affiliated group" as defined in Section 1504(a) of the Code of which the Parent is a common parent corporation; provided, however, that in each case the subsidiary corporation or other entity must be consolidated in the Parent's financial statements.

                  (d) "Change in Control" shall mean (i) a merger or consolidation of the Parent or the Company with or into another corporation in which the Parent or the Company shall not be the surviving corporation (for purposes of this clause (i), a merger or consolidation in which the Parent or the Company becomes a subsidiary of another entity shall not be deemed a transaction in which the Parent or the Company is the surviving corporation); (ii) a dissolution of the Parent or the Company, provided, however, that a dissolution of the Company which is a direct result of the Company's default on the outstanding Series A Convertible Preferred Stock shall not be treated as triggering a Change in Control under this Section 1(d); (iii) a transfer of all or substantially all of the assets of the Parent or the Company in one transaction or a series of related transactions to one or more other persons or entities; (iv) any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time (the "1934 Act"), other than Excluded Persons (as defined below), becomes the "beneficial owner" (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Parent or the Company representing 50% or more of the combined voting power of the Parent's or the Company's then outstanding securities; (v) after January 1, 2002, individuals who at the beginning of the period constituted the Board of Directors of the Parent (the "Board") (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Parent was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or (vii) a significant reorganization of the Parent or the Company occurs, such as a spin-off, sale of assets of a business or other restructuring, and as a result, the duties and responsibilities of the Executive are materially reduced. The term "Excluded Persons" means a trustee or other fiduciary holding securities under an employee benefit plan of the Parent or the Company.

                           For purposes hereof, a person will be deemed to be the beneficial owner of any voting securities of the Parent which it would be considered to beneficially own under Securities and Exchange Commission Rule 13d-3 (or any similar or superseding statute or rule from time to time in effect).


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 2

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         2. Employment Period. The Company hereby agrees to continue the
Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").

         3. Terms of Employment.

                  (a)      Position and Duties.

                           (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.

                           (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, and (B) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  (b)      Compensation.

                           (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 3


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                                    Agreement. Annual Base Salary shall not be
                                    reduced after any such increase and the term
                                    Annual Base Salary as utilized in this
                                    Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include the Parent, the Subsidiaries, and any other company controlled by, controlling or under common control with the Company.

                           (ii) Annual Bonus. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the Executive's highest comparable bonus under any predecessor or successor plan, for the last three full fiscal years prior to the Effective Date (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus. For purposes of this Section, any incentive (sales) compensation paid to the Executive shall not be included when making the determination of the Annual Bonus amount.

                           (iii) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

                           (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and

CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 4

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                                    programs) to the extent applicable generally
                                    to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

                           (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

         4. Termination of Employment.

                  (a) Death or Disability. The Executive's employment shall terminate upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall have the meaning set forth in the long-term disability plan providing benefits to disabled executives of the Company and its affiliated companies at the Disability Effective Date or, if more favorable to the Executive, as in effect during the 120-day period immediately preceding the Effective Date. If there is no long term disability plan in effect for executives at the Effective Date, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 5

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                  (b)      Cause. The Company may terminate the Executive's
                           employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                           (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates to the extent, degree and level of performance as provided in Section 3(a)(ii) (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

                           (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

                           For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph
                           (i) or (ii) above, and specifying the particulars thereof in detail.

                  (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           (i) the assignment of the Executive to a position in which the Executive's authority, duties or responsibilities are materially diminished from the authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by the Company or its affiliated companies which results in a


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 6

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                                    material diminution in such position,
                                    authority, duties or responsibilities,
                                    excluding for this purpose an isolated,
                                    insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (ii) any failure by the Company or its affiliated companies to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 3(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

                           (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                           (v) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

                           For purposes of this Section 4(c), any good faith determination of Good Reason made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

                  (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which
                           (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or

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                           circumstance in enforcing the Executive's or the
                           Company's rights hereunder.

                  (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         5. Obligations of the Company upon Termination.

                  (a) Good Reason, Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

                           (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                    A.       the sum of (1) the Executive's
                                             Annual Base Salary through the Date
                                             of Termination to the extent not
                                             theretofore paid, (2) the product
                                             of (x) the Annual Bonus which would
                                             have been paid for the year in
                                             which the Executive's Date of
                                             Termination occurs, and (y) a
                                             fraction, the numerator of which is
                                             the number of days in the current
                                             fiscal year through the Date of
                                             Termination, and the denominator of
                                             which is 365 and (3) any
                                             compensation previously deferred by
                                             the Executive (together with any
                                             accrued interest or earnings
                                             thereon) and any accrued vacation
                                             pay, in each case to the extent not
                                             theretofore paid (the sum of the
                                             amounts described in clauses (1),
                                             (2), and (3) shall be hereinafter
                                             referred to as the "Accrued
                                             Obligations"); and

                                    B.       the amount equal to the sum of (x)
                                             one-half of the Executive's Annual
                                             Base Salary and (y) one-half of the
                                             Executive's Annual Bonus.

                           (ii) all stock options or restricted stock awarded to the Executive by either the Parent or a successor by merger, consolidation or otherwise, including, but not limited to, all awards under the HealthAxis Inc. 2000 Stock Option Plan, the Healthaxis.com, Inc. 1998 Amended and Restated Stock Plan, and the Insurdata


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 8
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                                    Incorporated 1999 Stock Option Plan, shall
                                    become 100% vested and, the stock options shall be exercisable for a period equal to thirty-six (36) months after the Executive's Date of Termination; provided, however, that if the Executive terminates his employment for "Good Reason" and the basis for such "Good Reason" is voluntary resignation during the 30 day period immediately following the first anniversary of a Change in Control (as provided in the final paragraph of Section 4(c)), then (a) the vesting provisions of the Executive's restricted stock (if any) and stock options shall remain unchanged, and (b) the Executive's stock options shall be exercisable during the exercise period provided in his stock option award agreement and/or under the applicable option plan's terms;

                           (iii) all commissions under the Executive's incentive (sales) compensation plan (if any) shall become 100% vested and such commissions shall continue to be paid out per the plan following the Date of Termination for the remaining period that such commissions would have otherwise been paid; provided, however, that if the Executive terminates his employment for "Good Reason" and the basis for such "Good Reason" is voluntary resignation during the 30 day period immediately following the first anniversary of a Change in Control (as provided in the final paragraph of Section 4(c)), then the Executive's commissions will not vest, and no commissions that are based on Company receipts following the Date of Termination will be payable;

                           (iv) for twelve (12) months after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(iv) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive equivalent medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.

                           (v) the Company shall, at its sole expense as incurred, provide the Executive with outplacement services for a period of twelve
                                    (12) months, the provider of which shall be selected by the Executive in his sole discretion; and



CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 9


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                           (vi)     to the extent not theretofore paid or
                                    provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                  (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

                  (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

                  (d) Cause, Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination,
                           (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 10

                           Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

         6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or any of its affiliated companies may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except to the extent provided in Section 5(a)(ii) hereof, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or any of its affiliated companies, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

         8. Certain Additional Payments by the Company.

                  (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
                           Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 11
                           the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
                           Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten
                           (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 12

                           (i) give the Company any information reasonably requested by the Company relating to such claim,

                           (ii)     take such action in connection with
                                    contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                           (iv) permit the Company to participate in any proceedings relating to such claim;

                           provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 13
                           to the Company's complying with the requirements of
                           Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         9. Non-Compete, Confidential Information and Release.

                  (a)      Covenant Not to Compete.

                           (i)      Compliance with the provisions of this
                                    Section 9 are an express condition of the Executive's right to receive payments, vesting, and benefits hereunder. The Executive acknowledges and recognizes the confidential information and records provided by the Company, the Parent, and its subsidiaries, affiliates, successors, and assigns (collectively, the "Employer"), the benefits provided hereunder, and the professional training and experience he will receive from and the contacts he will be provided by the Employer, as well as the highly competitive nature of the Employer's business, and in consideration of all of the above, agrees that during the period beginning on the effective date of the Executive's termination of employment with the Employer (the "Date of Termination") and ending twelve (12) months thereafter (the "Covered Time"), the Executive will not compete with the business of the Employer. For purposes hereof, "competition" shall mean any engaging, directly or indirectly, in the "Covered Business" (as hereinafter defined) in any state of the United States of America or any nation in which the Employer is conducting business as of the Date of Termination (the "Covered Area"). For purposes of this Agreement, "Covered Business" shall mean providing any services similar in scope or nature to the services provided by the Executive immediately prior to his Date of Termination. For purposes of this Section 9, the phrase "engaging, directly or indirectly" shall mean engaging directly or having an interest, directly or indirectly, as owner, partner, shareholder, agent, representative, employee, officer, director, independent contractor, capital investor, lender, renderer of consultation services or advice or otherwise (other than as the holder of less than 2% of the outstanding stock of a publicly-traded corporation), either alone or in association with others, in the operation of any aspect of any type of business or enterprise engaged in any aspect of the Covered Business.


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 14

                           (ii) The Executive agrees that during the term of this Agreement (including any extensions thereof) and for the twenty-four (24) months thereafter, he shall not (i) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants, or representatives of the Employer or affiliates of the Employer to leave any of such entities; or (ii) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants or representatives of the Employer or affiliates of the Employer to become employees, agents, representatives or consultants of any other person or entity.

                           (iii)    The Executive understands that the
                                    provisions of Sections 9(a)(i) and (ii) may limit his ability to earn a livelihood in a business similar to the business of the Employer but nevertheless agrees and hereby acknowledges that the restrictions and limitations thereof are reasonable in scope, area, and duration, are reasonably necessary to protect the goodwill and business interests of the Employer, and that the consideration provided under this Agreement is sufficient to justify the restrictions contained in such provisions. Accordingly, in consideration thereof and in light of the Executive's education, skills and abilities, the Executive agrees that he will not assert that, and it should not be considered that, such provisions are either unreasonable in scope, area, or duration, or will prevent him from earning a living, or otherwise are void, voidable, or unenforceable or should be voided or held unenforceable.

                  (b)      Enforcement.

                           (i) The parties hereto agree and acknowledge that the covenants and agreements contained herein are reasonable in scope, area, and duration and necessary to protect the reasonable competitive business interests of the Employer, including, without limitation, the value of the proprietary information and goodwill of the Employer.

                           (ii) The Executive agrees that the covenants and undertakings contained in Section 9 of this Agreement relate to matters which are of a special, unique and extraordinary character and that the Employer cannot be reasonably or adequately compensated in damages in an action at law in the event the Executive breaches any of these covenants or undertakings. Therefore, the Executive agrees that the Employer shall be entitled, as a matter of course, without the need to prove irreparable injury, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any of such terms by the Executive and such other persons as the court shall order. The Executive agrees to pay costs and legal fees incurred by the Employer in obtaining such injunction.


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 15

                           (iii)    Rights and remedies provided for in this
                                    Section 9(b) are cumulative and shall be in addition to rights and remedies otherwise available to the parties under any other agreement or applicable law.

                           (iv) In the event that any provision of this Agreement shall to any extent be held invalid, unreasonable or unenforceable in any circumstances, the parties hereto agree that the remainder of this Agreement and the application of such provision of this Agreement to other circumstances shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the scope or duration of or the area covered by such provision, the parties hereto agree that the court or arbitrator making such determination shall reduce the scope, duration and/or area of such provision (and shall substitute appropriate provisions for any such unenforceable provisions) in order to make such provision enforceable to the fullest extent permitted by law, and/or shall delete specific words and phrases, and such modified provision shall then be enforceable and shall be enforced. The parties hereto recognize that if, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants contained in this Agreement, then that unenforceable covenant contained in this Agreement shall be deemed eliminated from these provisions to the extent necessary to permit the remaining separate covenants to be enforced. In the event that any court or arbitrator determines that the time period or the area, or both, are unreasonable and that any of the covenants is to that extent unenforceable, the parties hereto agree that such covenants will remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable.

                           (v) In the event of the Executive's breach of this Section 9, in addition to all other rights the Employer may have hereunder or in law or in equity, all payments and benefits hereunder shall cease; all options, stock, and other securities granted by the Employer, including stock obtained through prior exercise of options, shall be immediately forfeited (whether or not vested), and the original purchase price, if any, shall be returned to the Executive; and all profits received through exercise of options or sale of stock, and all previous payments and benefits made or provided hereunder shall be promptly returned and repaid to the Company.

                  (c) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 16

                           Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9(c) constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                  (d) Release. The Executive's execution of a complete and general release of any and all of his potential claims (other than for vested benefits described in this Agreement or any other vested benefits with the Company and/or its affiliates) against the Company, any of its affiliated companies, and their respective successors and any officers, employees, agents, directors, attorneys, insurers, underwriters, and assigns of the Company, its affiliates and/or successors, is an express condition of the Executive's right to receive payments, vesting, and benefits hereunder. The Executive shall be required to execute a Waiver and Release Agreement which documents the release required under this Section 9(d), the form of which shall be provided to the Executive by Company.

         10. Successors.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and/or the Parent to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 17

         11. Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  IF TO THE EXECUTIVE:

                           AARON GARINGER
                           2900 Windsor Drive
                           Flower Mound, TX 75028

                  IF TO THE COMPANY:

                           HEALTHAXIS, LTD.
                           5215 N.  O'Connor Blvd., Suite 800
                           Irving, Texas  75039
                                    Attention:  President

                  WITH COPY TO:

                           HEALTHAXIS, LTD.
                           5215 N.  O'Connor Blvd., Suite 800
                           Irving, Texas  75039
                                    Attention:  General Counsel

                           or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 18

                           Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, subject to Section 1(a) hereof, prior to the Effective Date, the Executive's employment and/or this Agreement may be terminated by either the Executive or the Company at any time prior to the Effective Date, in which case the Executive shall have no further rights under this Agreement. From and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 19

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Managers, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                       EXECUTIVE:




                                       -----------------------------------------
                                       Aaron Garinger

                                       HEALTHAXIS, LTD.

                                       By its General Partner,
                                       HEALTHAXIS MANAGING PARTNER, LLC


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------

         The Board of Directors of HEALTHAXIS, INC. (the Parent) has authorized the undersigned officer to execute the foregoing Change in Control Employment Agreement in order to indicate its approval of such Agreement.

                                       HEALTHAXIS, INC.



                                       By:
                                          --------------------------------------


CHANGE IN CONTROL EMPLOYMENT AGREEMENT - Page 20